Capital Markets Update November 2022 www.maac.com Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development, redevelopment and repositioning activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, supply level, demand, job growth, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather and natural disasters; disease outbreaks and public health events, such as the COVID-19 pandemic, and measures that are taken by federal, state and local governmental authorities in response to such outbreaks and events; impact of climate change on our properties or operations; legal proceedings or class action lawsuits; impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted; compliance costs associated with numerous federal, state and local laws and regulations; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com. Cover Photo: Sand Lake, Orlando, FL

Consistently Strong Performance for Shareholders

- Consistent and compounding Core FFO and dividend growth through market cycles; high quality earnings stream
- Strong dividend track record; steady growth and well-covered
- Top tier shareholder returns within the multifamily sector

Steady Annual Core FFO Growth



$8.45
$8.00
$6.00
$4.00
$2.00
$0.00
2017
2018
2019
2020
2021
2022F

Annual Compounded Total Shareholder Return

At October 31, 2022

	1 YR	3 YR	5 YR	10 YR	15 YR	20 YR
MAA	-20.8%	8.2%	12.6%	13.2%	12.1%	15.0%
PEER AVG*	-26.9%	-4.0%	3.2%	7.5%	7.9%	11.2%

SOURCE: S&P Global

*MAA excluded from average. Peers: AVB, CPT, EQR, ESS, and UDR included in average.

Annual Common Dividend per Share Paid

Never Suspended or Reduced | A Solid Record of Growth and Stability



$ 1.21
$ 2.00
$ 2.04
$ 2.14
$ 2.20
$ 2.30
$ 2.32
$ 2.34
$ 2.34
$ 2.34
$ 2.34
$ 2.35
$ 2.38
$ 2.42
$ 2.46
$ 2.46
$ 2.46
$ 2.51
$ 2.64
$ 2.78
$ 2.92
$ 3.08
$ 3.28
$ 3.48
$ 3.69
$ 3.84
$ 4.00
$ 4.10
$ 4.68
1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Note: On 5/17/2022, MAA announced an increase to the 2022 common dividend at an annualized rate of $5.00/share. The 2022 annual dividend paid includes two quarterly dividends paid at the previous rate totaling $2.18/share, plus two quarterly dividends paid at the new rate totaling $2.50/share for a total annual payment of $4.68/share.

MAA 3

Differentiated Portfolio Strategy Unique Sunbelt focus…captures benefits of high growth and demand Diversification within Sunbelt…mitigates periodic supply-side pressures… drives superior full cycle performance Diversified renter price point… appeals to largest segment of the rental market… creates stability Outlook & Update Portfolio strategy and market dynamics…support above-sector-average rent growth prospects Developments, redevelopments and tech initiatives…expected to drive meaningful future value creation External Growth Opportunities 28+ years successful Sunbelt transactions + strong balance sheet…drive robust deal flow In-house new development operation + JV “pre-purchase” development program…expands growth platform Robust Redevelopment Program Proven unit interior redevelopment program...enhances long-term earnings potential Property repositioning program...expected to drive additional property-level rent growth Technology Initiatives & Innovation Smart home installations…expected to enhance revenue in 2022 Tech advances in website lead generation & virtual leasing…expands prospect management effectiveness Balance Sheet Strength Strong, investment-grade balance sheet… positions us well to pursue new growth opportunities Recent ratings upgrades reflect continued strength Sustainability Increasing focus on property efficiency measures…align with climate objectives Dedicated ESG department in 2022…will advance program…helps mitigate company risk Creating Value through the Full Market Cycle MAA Buckhead, Atlanta, GA

28 S&P 500 $22.9B 102K ~2,400 21 YR YEARS PUBLIC MEMBER COMPANY TOTAL MARKET CAP APARTMENT UNITS ASSOCIATES AVG EXEC TENURE ~$1B 14K A- 3.97x 13.2% 115 ’22F TOTAL DEVELOPMENT, LU PIPELINE UNIT OPPORTUNITY REDEVELOPMENT PROGRAM CREDIT RATING UPGRADE BY S&P ON 8/24/22 NET DEBT TO ADJ EBITDAre 10-YEAR ANNUAL COMPOUNDED TSR AT 10/31/2022 CONSECUTIVE QUARTERLY CASH DIVIDENDS FM IPO AT A GLANCE1 About MAA | 28 Years of Sunbelt Strategy & Expertise MAA Midtown, Atlanta, GA 1 As of 9/30/2022 unless otherwise noted

TOP 10 MARKETS | % 3Q22 Same Store NOI TOP 10 MARKETS 1 Atlanta, GA 12.8% 6 Austin, TX 6.2% 2 Dallas, TX 9.2% 7 Raleigh/Durham, NC 5.5% 3 Tampa, FL 6.9% 8 Nashville, TN 4.7% 4 Charlotte, NC 6.5% 9 Houston, TX 3.8% 5 Orlando, FL 6.3% 10 Charleston, SC 3.6% Unique Diversification and Balance across the Sunbelt Region 1 Based on gross asset value at 9/30/22 for total multifamily portfolio 2 Source: Yardi Matrix Asset Class Rating; we believe asset class rating in each market is a proxy for price point diversification targeting Renters by Choice (A+, A), Lifestyle Renters (A-, B+) and Working Professionals (B, B-) 3 Garden = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Diversified within SUBMARKETS1 Diversified in ASSET CLASS1,2 Diversified in ASSET TYPES1,3 282 SAME STORE COMMUNITIES 96,313 SAME STORE UNITS Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters Multifamily Development Underway

A Proven Portfolio Strategy for Long-Term Growth and Stability Our diverse portfolio of high-quality Sunbelt properties appeals to the largest segment of the rental market Our portfolio strategy drives robust long-term growth and greater stability through the full market cycle + MAA Robinson, Orlando, FL

Strong Demand Prospects for MAA Markets Total Move-ins from Non-MAA States Trailing 12 Months at 9/30/22 CA | NY | IL | NJ | MA | WA 49% Of Move-ins from Non-MAA States Came from Peer Coastal/Gateway States MAA Markets continued to see strong in-migration through 3Q 2022 while out-migration has remained around 5%. In-Migration Trailing 12 Months at 9/30/22 From Coastal/Gateway State to Top MAA Markets (defined as >3% Q3 2022 SS NOI) Trend lines reflect top three MAA markets capturing migration from each of the following states: CA, NY, IL, NJ, MA and WA. MAA Market >19% Phoenix Nashville >17% Tampa Charleston Source: Moody’s Economy.com, Company 2023 Forecasted Demand Drivers Demand fundamentals expected to remain strong in 2023 for MAA markets relative to non-MAA markets. At a portfolio level, we expect 2023 supply to remain elevated, in a similar range of what we have seen in 2021 and 2022.

High Quality Resident Profile + Affordable Rents = Solid Rent Growth Opportunity PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS QTD AT 9/30/22 Healthcare Technology Finance/ Banking/ Insurance Education Retail Professional Services Restaurants/ Food Service Government Manufacturing Self Employed Total Portfolio 14% 9% 8% 6% 5% 5% 5% 5% 4% 3% SAME STORE RESIDENT PROFILE IN TOP MARKETS QTD AT 9/30/22 AVG NEW RESIDENT INCOME AVG NEW LEASE RENT/ INCOME RESIDENT MED AGE RESIDENT % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $97,415 22.3% 33 82% Dallas, TX $90,580 21.4% 32 83% Tampa, FL $102,968 23.2% 37 77% Charlotte, NC $84,320 22.3% 33 83% Orlando, FL $100,207 23.4% 38 67% TOURISM Austin, TX $88,807 21.7% 34 80% Raleigh/Durham, NC $80,457 22.5% 33 83% Houston, TX $78,764 19.8% 34 85% OIL & GAS Nashville, TN $87,758 23.1% 34 81% Charleston, SC $87,955 23.3% 33 84% Same Store $92,940 22.2% 35 81%

Continued Low Resident Turnover Our total move outs to a single-family home remain below the historical average of <26%. Trailing 12 Month Resident Turnover % of Total Move Outs to Rent or Buy Single Family Homes Current Resident Turnover and Move-Outs Associated with Single-Family Housing at Historic Lows

Strong Performance Today, While Strengthening for Tomorrow Cumulative Same Store NOI Growth MAA continues to deliver on its mission to drive long-term outperformance through all phases of the economic cycle with less volatility Outperformance during the latest down cycle positions us well, as compared to our Multifamily Peers, and provides a strong launching point for continued positive results We will build on this momentum to generate growing value for our stakeholders Favorable market dynamics in our Sunbelt footprint, a robust development pipeline, opportunities in our redevelopment program and our progress on technology initiatives combine to provide growing margin expansion opportunities SOURCE: Company Filings * As reported full year same store NOI; Multifamily Peers include: AIV/AIRC, AVB, CPT, EQR, ESS and UDR MAA Medical District, Dallas, TX

2022 Pricing Trends SAME STORE FULL YEAR 2020 JAN-JUN 2021 JUL-DEC 2021 Full year 2021 JAN-JUN 2022 q3 2022 OCT 2022 Full year 2022F EFFECTIVE LEASES NEW LEASE AVG Pricing Growth Lease Over Lease -2.5% 4.7% 19.3% 11.8% 17.3% 13.7% 5.3% RENEWAL AVG Pricing Growth Lease Over Lease 5.2% 7.5% 11.9% 9.7% 16.9% 14.0% 10.7% BLENDED AVG Pricing Growth Lease Over Lease 1.3% 6.1% 15.4% 10.7% 17.1% 13.9% 8.1% Effective Rent per Unit1 AVG Growth 2.6% 2.2% 8.2% 5.2% 13.3% 16.7% 15.6% 14.0%-15.0% As expected, normal seasonal patterns returned in 2022 with the strong leasing volume and pricing seen in spring/summer beginning to moderate heading into the traditionally slower winter season. Record pricing growth achieved this year sets us up well as we head into 2023. MAA Robinson, Orlando, FL 1 See definition of Average Effective Rent per Unit in the Appendix

Property Revenue Growth [13.0% … 13.5% … 14.0%] Effective Rent Growth Seasonal trends and comparisons expected to impact 2H 2022 [14.0% … 14.5% … 15.0%] Average Physical Occupancy Forecast 30bps below prior year [95.6% … 95.8% … 96.0%] Full Year 2022 Same Store Outlook REVENUE Property Expense Growth [7.0% … 7.25% … 7.5%] Real Estate Tax Growth [5.5% … 5.75% … 6.0%] PROPERTY REVENUE GROWTH EFFECTIVE RENT GROWTH AVERAGE PHYSICAL OCCUPANCY PROPERTY EXPENSE GROWTH EXPENSE GUIDANCE REAL ESTATE TAX GROWTH Property NOI Growth [16.0% ... 17.0% … 18.0%] PROPERTY NOI GROWTH NOI Record Outperformance in 2022 Provides Solid Momentum Heading into 2023 2022 FULL YEAR GUIDANCE MIDPOINT

GUIDANCE

2022 Core FFO and Investment Outlook

EXPECTED CORE FFO/SHARE[1]

	2022 FULL YEAR GUIDANCE MIDPOINT	
Full Year 2022[2]	[$8.37 ... $8.45 ... $8.53]	Midpoint represents a nearly 20.5% increase over 2021
Q4 2022[3]	[$2.19 ... $2.27 ... $2.35]	
Total Overhead Corporate Property Management + G&A	[$122.5M ... $124.5M ... $126.5M]	Midpoint is up approximately 14.5% from 2021 primarily driven by technology investments, expected to produce future growth in Core FFO

CAPITAL SPEND INITIATIVES[4]

	2022 FULL YEAR GUIDANCE MIDPOINT
Kitchen & Bath Redevelopment 6K to 7K units in 2022	[$36M ... $40M ... $44M]
Repositioning Program 8 new properties underway for 2022; continuation of projects started in 2020	[$20M ... $25M ... $30M]
Smart Home Investment 23K to 24K units to be installed in 2022	[$30M ... $35M ... $40M]

MULTIFAMILY TRANSACTIONS[4]/FINANCING

	2022 FULL YEAR GUIDANCE MIDPOINT
Acquisitions	$213M
Dispositions	[$300M ... $325M ... $350M]
Development Funding Wholly-owned and pre-purchase JV deals	[$200M ... $225M ... $250M]
Debt and Equity Issuance	No new debt or equity issuance expected in 2022

[1] In this context, per Share means per diluted common share and unit.
[2] Net income per diluted common share is expected to be in the range of $5.59 to $5.75 per diluted common share ($5.67 at the midpoint) for the full year 2022.
[3] MAA does not forecast quarterly Net income per diluted common share as MAA cannot predict forecasted transaction timing within a particular quarter (rather than during the year).
[4] Expectations for the full year 2022

MAA 14

Development Program Supports Continued Value Creation

Combination of In-House and Joint Venture "Pre-Purchased" Development Expands Revenue Growth Potential



MAA Windmill Hill
AUSTIN, TX



Novel Val Vista
PHOENIX, AZ



Novel West Midtown
ATLANTA, GA



Novel Daybreak
SALT LAKE CITY, UT



MAA Milepost 35 I
DENVER, CO

2022 NEW DEVELOPMENT

- MAA Milepost 35 I started Q1 2022
- Tampa project started and Raleigh project expected to start in Q4 2022
- Development and lease-up pipeline expected to end the year at approximately $940 million

MAA 15

Development Pipeline and Lease-ups Poised To Deliver Value

- Established history and success of disciplined capital deployment will govern growth through new development
- Design and investment managed from an owner/operator perspective; long-term margins optimized
- Own/control land sites in Denver (4), Tampa, Orlando (2), Raleigh (2), Atlanta (2) and Charlotte including potential pre-purchase opportunities in Charlotte and Atlanta.

5.7%
EXPECTED AVERAGE STABILIZED NOI YIELD

$25M - $26M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI

ACTIVE DEVELOPMENTS AT 9/30/22

PROPERTY	MSA	TOTAL UNITS	EXP TOTAL COST (IN MILLIONS)	EXPECTED INITIAL OCCUPANCY	EXPECTED STABILIZATION[1]
MAA Windmill Hill	Austin, TX	350	$ 63.0	1Q 2022	4Q 2023
Novel Val Vista[2]	Phoenix, AZ	317	72.5	2Q 2023	4Q 2024
Novel West Midtown[2]	Atlanta, GA	340	89.5	1Q 2023	3Q 2024
Novel Daybreak[2]	Salt Lake City, UT	400	94.0	4Q 2022	4Q 2024
MAA Milepost 35 I[3]	Denver, CO	352	125.0	4Q 2023	3Q 2025
TOTAL ACTIVE DEVELOPMENTS		1,759	$ 444.0		

5.8%
EXPECTED AVERAGE STABILIZED NOI YIELD

$21M - $23M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI

ACTIVE LEASE-UPS AT 9/30/22

PROPERTY	MSA	TOTAL UNITS	TOTAL COST TO DATE (IN MILLIONS)	PHYSICAL OCCUPANCY	EXPECTED STABILIZATION[1]
MAA Westglenn	Denver, CO	306	$ 81.7	90.2%	4Q 2022
MAA Park Point	Houston, TX	308	54.8	86.4%	4Q 2022
MAA LoSo	Charlotte, NC	344	139.0	91.6%	1Q 2023
MAA Robinson	Orlando, FL	369	97.4	89.7%	1Q 2023
TOTAL ACTIVE LEASE-UPS		1,327	$ 372.9	89.5%	

Source: Company 3Q 2022 Earnings Release Supplemental
[1] Communities considered stabilized when achieving 90% average physical occupancy for 90 days
[2] MAA owns 80% of the joint venture that owns this property with right to purchase the remainder after stabilization
[3] MAA previously reported as MAA Central Park I

MAA 16

2022 Development Expectations

By the end of 2022
Development Pipeline
Expected to Approach

APPROXIMATELY
$723 MILLION

Beyond 2022...
Additional Opportunities in:

ATLANTA | CHARLOTTE
DENVER | ORLANDO
RALEIGH


MAA Breakwater, Tampa, FL


MAA Nixie, Raleigh, NC

2022 Development Pipeline Expansion

MSA	UNITS	EST START
Tampa, FL	495	4Q 2022
Raleigh, NC	406	4Q 2022

~5.5%
EXPECTED AVERAGE STABILIZED NOI YIELD

~$18.9M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI

MAA 17

Unit Interior Upgrades Continues to Drive Higher Value

2022F
60 bps
Margin
Improvement[1]

Property Redevelopment Program

~20K unit upgrades over last 3 years

OPPORTUNITY

- Approximately 14K units identified for redevelopment across Same Store portfolio with potential to create additional rent growth value

SCOPE

- Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program with real-time improvements
- Standard program includes kitchen and bath upgrades
    - Stainless ENERGY STAR rated appliances
    - Countertop replacement
    - Updated cabinetry
    - Water efficient plumbing fixtures
    - Energy efficient light fixtures
    - Flooring

Kitchen Update


Before


After

MAA Gateway, Charlotte, NC

Redevelopment Program provides opportunity to further green our portfolio.

PROGRAM RESULTS

	2019	2020	2021	2022F
Production	8,329	4,211	6,360	6,000-7,000
Average Per Unit Cost	$5,876	$6,201	$5,893	$5,500-$6,500
Average Rent Increase	9.8%	9.5%	12.2%	9%-11%

[1] Forecasted 2022 unit redevelopment margin improvement includes impact of 2021 and 2022 upgrades.

MAA 18

Future Redevelopment Opportunity Potential for Continued Value Creation Remains MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.1% Cap Rate1 Net Value Creation $19.7M $386.3M $297.0M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 5,207 4,570 4,323 14,100 Capital $28.6M $25.1M $35.6M $89.3M Incremental Revenue $6.3M $5.5M $7.8M $19.7M Top 10 2022 Markets For Redevelopment Atlanta, GA Tampa, FL Charlotte, NC Washington, DC Dallas, TX Phoenix, AZ Orlando, FL Memphis, TN Charleston, SC Nashville, TN 14K units of opportunity <300 Redeveloped Units >300 Redeveloped Units 1 Based on 5.1% Nominal Cap Rate as published by Green Street Advisors, Residential Sector Update, 10/7/2022

Repositioning Select Properties to Drive Additional Value MAA Buckhead, Atlanta, GA Updated Leasing Centers Conference Areas to Support Remote Work Exterior Amenities for Today’s Lifestyles MAA Stratford, Atlanta, GA MAA McKinney, Dallas, TX Dramatic Transformations MAA Worthington, Dallas, TX Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Expected 2022 investment of $20M-$30M including residual spending on projects started in 2020 Of the completed and fully repriced projects started in 2020 and 2021, we are seeing an average of approximately 17% cash on cash return and average of $131/unit rent increase (above market increase) 8 New Projects underway Before After 2022F 10 bps Margin Improvement1 1 Margin Improvement includes expected 2022 impact of completed programs.

Technology Advances Enhance Operations and Add Value

2022F
40 bps
Margin Improvement[1]

Smart Home Technology Roll-out Continues

23K-24K expected installs in 2022

- Mobile control of locks, lights and thermostat as well as leak detection provides additional resident value
- Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges
- Continued upgrades and expansion will enhance quality of self touring experience
- 68K total units installed through Q3 2022 since project start
- Approximately $25/unit additional monthly rent revenue[2]
- Approximately 140 bps total margin expansion expected mid-2024 with 2023 program completion


74

MOBILE APP | LIGHTING CONTROL | SMART LOCK | SMART THERMOSTAT | VOICE CONTROL | LEAK SENSORS




ALLOY
78

Programs Recently Completed

- ✓ New 24/7 Central Call Center Platform
- ✓ Enhanced Online Recruiting Tools
- ✓ Utility Monitoring Enhancements
- ✓ SightPlan – Mobile Inspections for Service Technicians
- ✓ Enhanced Company Website and Data Analysis
- ✓ Virtual Leasing: Artificial Intelligence, Chat, and Prospect Engagement Tools

2022 Programs Piloted/Implemented

- ✓ New Prospect-centric CRM Platform with Enhanced ILS Syndication and More Seamless Online Leasing Connectivity
- ✓ Automated Call Quality Scoring Platform
- ✓ Automated Maintenance Work Order System
- ☐ Enhanced AI and Chatbot Options *(in process)*
- ☐ Mobile Self Service/Self Touring Application *(in pilot)*

[1] Margin Improvement refers solely to Smart Home program results; includes impact of 2021 and 2022 installs
[2] Projected increase upon lease renewal, unit turnover or opt-in

MAA 21

MAA’s Technology Enhancements Expand, Upgrade Leasing Toolbox Objective to create a multi-functional and fully integrated self-service/self-touring leasing platform that results in a seamless, easy to use process for the entire resident journey from initial prospect engagement to ultimate move out. Technology rollout staggered with careful piloting of complementary platforms Expected margin expansion through personnel, systems and marketing expense savings MAA continues to adopt, develop and deploy innovative solutions to enhance our leasing efficiency and effectiveness as well as our online presence Adapting our approach as prospects’ needs change, multiple tour options available including contactless visits Prominent Call to Action buttons to increase and accelerate conversions Personalization strategy focuses on increasing and accelerating online conversions using targeted content as well as making desired content easier to find Online Reputation Management increases digital curb appeal through online reviews Google Analytics provides concrete data for strategic implementations on the website Virtual Leasing Platform Creates Competitive Advantage Community features, floor plans, points of interest and more tailored to each prospect Online conversion tool guides prospects throughout their rental journey with an interactive and personalized experience

Strong, Investment-Grade Balance Sheet Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 9/30/22, plus total debt outstanding at 9/30/22, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding). $18.40B Common Equity $4.56B Total Debt + Preferred Debt + Preferred/Total capitalization: 19.9% credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services2 A-2 A- STABLE Moody’s Investors Service3 P-2 Baa1 POSITIVE Fitch Ratings2 F1 A- STABLE 1 Credit rating upgrade by Fitch on 5/27/2022 and by S&P on 8/24/2022 2 Corporate credit rating assigned to MAA and MAALP 3 Corporate credit rating assigned to MAALP, the operating partnership of MAA “MAA has narrowed the spread in the pricing of its bonds over the last few years as it gained scale and transitioned to almost an exclusively unsecured funding strategy, while also improving its portfolio quality through dispositions and new development. Fitch expects much of the benefit to demand from before and during the pandemic to persist, resulting in a sustainable improvement in capital access.” – Fitch Ratings Report, 5/27/2022 “Mid-America Apartment Communities Inc. (MAA) demonstrated strong operating performance with less volatility than peers over the past several years, while maintaining conservative financial policies.” – Standard & Poor’s Rating Services Report, 8/24/2022 “ Well laddered debt with no remaining maturities in 20221 Nearly full capacity available on $1.25B credit facility & $625M on commercial paper program2; supports increasing development pipeline 97.2% fixed debt to protect against rising interest rates Upgrade by Fitch and S&P1 to A-, Stable AT 9/30/2022 1 Does not include $125.0 million outstanding under the commercial paper program 2 Commercial paper program amended September 2022 increasing borrowing capacity to $625.0 million

Balance Sheet Strength Positions Us Well for Future Growth Opportunities

CREDIT METRICS AT 9/30/22

	MAA	SECTOR AVG[2,3]
Total debt / adjusted total assets[1]	29.1%	31.1%
Total secured debt / adjusted total assets[1]	2.3%	5.0%
Unencumbered NOI / total NOI	95.2%	90.9%
Net Debt / Adjusted EBITDA*re*[4]	3.97x	5.01x
Consolidated income available for debt service to total annual debt service charge[1]	6.9x	5.91x
Weighted average maturity of debt (in years)	8.0	7.5
Core FFO Payout Ratio[5]	59.2%	63.8%

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements
[2] Sector average represents publicly disclosed sector equivalent.
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 3Q 2022 company filings.
[4] Adjusted EBITDAre in this calculation represents the trailing twelve-month period ended September 30, 2022. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying Appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.
[5] Core FFO Payout Ratio is defined here as most recently declared dividend annualized divided by the midpoint of company guidance for full year 2022 Core FFO/Share per 3Q 2022 company filings.

DEBT MATURITY PROFILE ($ IN MILLIONS) AT 9/30/22

Weighted Average Interest Rate	3.4%
Weighted Average Maturity	8.0 years

97.2% Total Debt is Fixed Rate

Debt[1] | Revolving Credit Facility & Commercial Paper



$125.0
$349.3
$398.6
$401.9
$297.0
$596.4
$396.5
$559.4
$297.5
$444.8
$652.7
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032+

	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032+
% MATURING	2.8%	7.7%	8.8%	8.9%	6.6%	13.2%	8.8%	12.4%	6.6%	9.8%	14.4%

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program

MAA 24

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

As part of our ongoing mission to provide exceptional service and superior value to our stakeholders, we are committed to the responsible stewardship of our resources and the enhancement of programs that support our environmental, social and governance practices.

SETTING MEASURABLE TARGETS

2018 – 2028

REDUCTION GOALS

ENERGY USE INTENSITY	GREEN HOUSE GAS INTENSITY	WATER USE INTENSITY
15%	15%	10%

IMPROVING DISCLOSURES

ISS QUALITY SCORE	ENVIRONMENTAL	SOCIAL	GOVERNANCE	SCALE RANGE 1: LOW RISK 10: HIGH RISK
	5	5	1	

GRESB

2022 GRESB
PUBLIC DISCLOSURE SCORE
A

2022 GRESB SCORE THREE GREEN STARS	MANAGEMENT SCORE	PERFORMANCE SCORE
75 / 100	29 / 30	46 / 70

2021 GRESB RESULTS:
SCORE: 74/100; MANAGEMENT: 30/30: PERFORMANCE: 44/70

CDP

Completed 2nd Filing in 2022

Corporate Responsibility Report
Includes
GRI | SASB | TCFD
Disclosures

2022 INITIATIVES

- ✓ Hire dedicated Director of Corporate Sustainability expanding ESG focus
- ✓ Amend Audit Committee Charter to include Board oversight of our ESG efforts
- ✓ Obtain third party utility data assurance
- ✓ Increase whole building energy data coverage
- ✓ Continue to pursue green building certification for all new developments
- ☐ Complete ~70 LED lighting retrofits in interior and exterior common areas
- ☐ Increase ENERGY STAR benchmarking and certifications
- ☐ Explore, with intent to commit, net-zero carbon emissions framework within the next 12 months

MAA 25

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

SUPPORTING OUR ASSOCIATES' WELL—BEING

HEALTH & WELLNESS Comprehensive Medical, Dental and Vision Insurance; Flexible Spending Accounts; Employee Assistance Program; Care.com

FINANCIAL WELL-BEING Competitive Pay; Associate Minimum Pay, $15/hour; Incentive Bonuses; 401(k) Savings Plan with Company Match; Rent Discount

CAREER DEVELOPMENT Ongoing Education and Training Opportunities; Tuition & Certification Reimbursement; Career Mentor Program; Leadership Development

BELONGING Strong Company Culture; Robust Communication & Recognition Programs; Inclusive Diversity Council; Associate Surveys; Disaster Relief Program

FOCUSING ON DIVERSITY AND INCLUSION

- Inclusive Diversity Council
- Unconscious Bias Training for All Associates
- Required Annual Training on Harassment and Discrimination for All Associates
- Enhanced Recruiting Processes
- Culture Committee
- Executive and Board Oversight

CARING FOR OUR BROADER COMMUNITY

OPEN ARMS

Open Arms, now in its 28th year, continues its mission to provide fully-furnished apartment homes in MAA's existing communities to individuals and families who must travel for critical medical treatment.



- 53 homes in 12 states
- Over 3,300 families helped
- Nearly 270,000 nights of rest provided
- Approximately $826K cash raised by employees in 2021

ELEVATING THE RESIDENT EXPERIENCE

- Responsive service program and routine surveys
- Online resident portal for ease of transactions, service request submission and communication
- Property amenities to promote healthy lifestyles
- Ongoing resident engagement and events

MAA 26

Appendix At September 30, 2022 Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended September 30,		Nine months ended September 30,	
	2022	2021	2022	2021
Net income available for MAA common shareholders	$ 121,389	$ 83,557	$ 441,049	$ 345,384
Depreciation and amortization of real estate assets	135,023	132,803	399,366	392,586
Loss (gain) on sale of depreciable real estate assets	1	313	(131,963)	(134,515
Depreciation and amortization of real estate assets of real estate joint venture	156	154	466	463
Net income attributable to noncontrolling interests	3,392	2,568	12,025	11,636
FFO attributable to the Company	259,961	219,395	720,943	615,554
Loss (gain) on embedded derivative in preferred shares [1]	425	(13,432)	10,364	(11,492
Gain on sale of non-depreciable real estate assets	(431)	(170)	(809)	(202
Loss (gain) on investments, net of tax [1][2]	6,470	(7,985)	31,036	(14,231
Net casualty (gain) loss and other settlement proceeds [3]	(7,046)	244	(29,171)	2,004
Loss on debt extinguishment [1]	47	13,354	47	13,391
Legal costs and settlements, net [1]	—	(700)	535	(716
COVID-19 related costs [1]	60	492	502	911
Mark-to-market debt adjustment [4]	19	67	90	234
Core FFO	259,505	211,265	733,537	605,453
Recurring capital expenditures	(38,669)	(26,377)	(84,343)	(61,809
Core AFFO	220,836	184,888	649,194	543,644
Redevelopment capital expenditures	(23,773)	(20,752)	(77,280)	(69,632
Revenue enhancing capital expenditures	(16,172)	(11,402)	(39,100)	(29,488
Commercial capital expenditures	(727)	(877)	(2,754)	(2,303
Other capital expenditures [5]	(7,031)	(6,272)	(15,744)	(17,020
FAD	$ 173,133	$ 145,585	$ 514,316	$ 425,201
Dividends and distributions paid	$ 148,301	$ 121,500	$ 406,226	$ 364,393
Weighted average common shares - diluted	115,568	115,229	115,592	114,873
FFO weighted average common shares and units - diluted	118,643	118,540	118,626	118,511
Earnings per common share - diluted:				
Net income available for common shareholders	$ 1.05	$ 0.73	$ 3.82	$ 3.01
FFO per Share - diluted	$ 2.19	$ 1.85	$ 6.08	$ 5.19
Core FFO per Share - diluted	$ 2.19	$ 1.78	$ 6.18	$ 5.11
Core AFFO per Share - diluted	$ 1.86	$ 1.56	$ 5.47	$ 4.59

(1) Included in Other non-operating expense (income) in the Consolidated Statements of Operations.

(2) For the three and nine months ended September 30, 2022, loss (gain) on investments are presented net of tax benefit of $1.7 million and $8.3 million, respectively. For the three and nine months ended September 30, 2021, loss (gain) on investments are presented net of tax expense of $2.1 million and $3.8 million, respectively.

(3) For the three and nine months ended September 30, 2022, MAA recognized a gain of $7.2 million and $27.6 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri. The gain is reflected in Other non-operating expense (income) in the Consolidated Statements of Operations. During the three and nine months ended September 30, 2021, MAA incurred casualty losses related to winter storm Uri. The majority of the casualty losses have been reimbursed through insurance coverage. A receivable was recognized in Other non-operating expense (income) for the recorded losses that MAA expected to recover. Additional costs related to the storm that were not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating expense (income).

(4) Included in Interest expense in the Consolidated Statements of Operations.

(5) For the three and nine months ended September 30, 2021, $15.0 million and $28.3 million, respectively, of reconstruction-related capital expenditures relating to winter storm Uri are excluded from other capital expenditures. The majority of the storm costs have been reimbursed through insurance coverage.

MAA 28

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands

	Three Months Ended			Nine Months Ended	
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Operating Income					
Same Store NOI	$ 315,616	$ 300,238	$ 268,882	$ 910,496	$ 777,147
Non-Same Store and Other NOI	13,744	13,125	10,855	38,885	33,293
Total NOI	329,360	313,363	279,737	949,381	810,440
Depreciation and amortization	(136,879)	(134,144)	(134,611)	(404,761)	(397,938)
Property management expenses	(16,262)	(15,630)	(13,831)	(48,429)	(40,522)
General and administrative expenses	(12,188)	(15,580)	(12,670)	(44,091)	(38,763)
Interest expense	(38,637)	(38,905)	(39,234)	(116,663)	(117,773)
(Loss) gain on sale of depreciable real estate assets	(1)	131,965	(313)	131,963	134,515
Gain on sale of non-depreciable real estate assets	431	355	170	809	202
Other non-operating (expense) income	(1,718)	(28,325)	10,344	(19,248)	14,557
Income tax benefit (expense)	1,256	3,052	(2,803)	5,750	(5,847)
Income from real estate joint venture	341	409	258	1,129	915
Net income attributable to noncontrolling interests	(3,392)	(5,858)	(2,568)	(12,025)	(11,636)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(2,766)	(2,766)
Net income available for MAA common shareholders	$ 121,389	$ 209,780	$ 83,557	$ 441,049	$ 345,384

MAA 29

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands

	Three Months Ended		Twelve Months Ended	
	September 30, 2022	September 30, 2021	September 30, 2022	December 31, 2021
Net income	$ 125,703	$ 87,047	$ 646,756	$ 550,702
Depreciation and amortization	136,879	134,611	540,256	533,433
Interest expense	38,637	39,234	155,771	156,881
Income tax (benefit) expense	(1,256)	2,803	2,040	13,637
EBITDA	299,963	263,695	1,344,823	1,254,653
Loss (gain) on sale of depreciable real estate assets	1	313	(217,876)	(220,428)
Adjustments to reflect the Company's share of EBITDA*re* of unconsolidated affiliates	341	337	1,357	1,352
EBITDA*re*	300,305	264,345	1,128,304	1,035,577
Loss (gain) on embedded derivative in preferred shares [(1)]	425	(13,432)	26,416	4,560
Gain on sale of non-depreciable real estate assets	(431)	(170)	(1,418)	(811)
Loss (gain) on investments [(1)]	8,197	(10,099)	5,576	(51,714)
Net casualty (gain) loss and other settlement proceeds [(2)]	(7,046)	244	(29,651)	1,524
Loss on debt extinguishment [(1)]	47	13,354	47	13,391
Legal costs and settlements, net [(1)]	—	(700)	(916)	(2,167)
COVID-19 related costs [(1)]	60	492	892	1,301
Adjusted EBITDA*re*	$ 301,557	$ 254,034	$ 1,129,250	$ 1,001,661

(1) Included in Other non-operating expense (income) in the Consolidated Statements of Operations.

(2) For the three and twelve months ended September 30, 2022, MAA recognized a gain of $7.2 million and $27.6 million from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri. The gain is reflected in Other non-operating expense (income) in the Consolidated Statements of Operations. During the three months ended September 30, 2021 and the twelve months ended December 31, 2021, MAA incurred casualty losses related to winter storm Uri. The majority of the casualty losses have been reimbursed through insurance coverage. A receivable was recognized in Other non-operating expense (income) for the recorded losses that MAA expected to recover. Additional costs related to the storm that were not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating expense (income).

MAA 30

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET Dollars in thousands                 September 30, 2022     December 31, 2021   Unsecured notes payable   $ 4,154,820     $ 4,151,375   Secured notes payable     364,331       365,315   Total debt     4,519,151       4,516,690   Cash and cash equivalents     (38,996)     (54,302) 1031(b) exchange proceeds included in Restricted cash (1)     (1,178)     (64,452) Net Debt   $ 4,478,977     $ 4,397,936   Dollars in thousands                 September 30, 2022     December 31, 2021   Real estate assets, net   $ 10,846,809     $ 10,898,903   Accumulated depreciation     4,089,694       3,848,161   Cash and cash equivalents     60,568       54,302   1031(b) exchange proceeds included in Restricted cash (1)     148,515       64,452   Gross Real Estate Assets   $ 15,145,586     $ 14,865,818   Dollars in thousands                 September 30, 2022     December 31, 2021   Total assets   $ 11,338,227     $ 11,285,182   Accumulated depreciation     4,180,694       3,848,161   Accumulated depreciation for Assets held for sale (1)     24,103       —   Gross Assets   $ 15,543,024     $ 15,133,343   Included in Assets held for sale on the Consolidated Balance Sheets. Included in Restricted cash in the Consolidated Balance Sheets. Included in Restricted cash in the Consolidated Balance Sheets. Included in Assets held for sale on the Consolidated Balance Sheets.

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO CORE FFO PER SHARE FOR 2022 GUIDANCE    Full Year 2022 Guidance Range             Low     High   Earnings per common share – diluted   $ 5.59     $ 5.75   Real estate depreciation and amortization     4.59       4.59   Gains on sale of depreciable assets     (1.92)     (1.92) FFO PER Share – diluted 8.26 8.42 Non-Core FFO items (1)     0.11     0.11 Core FFO per Share – diluted   $ 8.37     $ 8.53   Non-Core FFO items may include adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal cost and settlements, net, COVID-19 related costs and mark-to market debt adjustments.

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net and COVID-19 related costs. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures. Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance. EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions and capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation and Accumulated depreciation for Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, net plus Accumulated depreciation for Assets held for sale, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes all storm-related expenses related to Hurricane Ian. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to Hurricane Ian. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties. Resident Turnover Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a rolling twelve month basis as of the end of the reported quarter. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.